CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 372 and Amendment No. 375, to the Registration Statement on Form N-1A of Sparkline International Intangible Value ETF, Sparkline US Small Cap Intangible Value ETF and Sparkline Emerging Markets Intangible Value ETF, each a series of EA Series Trust, under the headings “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 6, 2024